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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated 30 September 1998, relating to the financial statements of Caminus Limited (formerly Caminus Energy Limited), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PETERS, ELWORTHY & MOORE
Cambridge, United Kingdom
14 December 1999